MANAGEMENT AGREEMENT

                                      AMONG

                            INTEGRAMED AMERICA, INC.

                                       AND

              REPRODUCTIVE ENDOCRINE & FERTILITY CONSULTANTS, P.A.

                                       AND

                MIDWEST FERTILITY FOUNDATIONS & LABORATORY, INC.





         THIS MANAGEMENT AGREEMENT ("Agreement"), dated as of May 1, 1999, by and among IntegraMed America, Inc., a Delaware corporation, with its principal place of business at One Manhattanville Road, Purchase, New York 10577 ("Management Company"), Reproductive Endocrine & Fertility Consultants, P.A., a Kansas professional association, having its principal place of business at Two Brush Creek, Suite 500, Kansas City, Missouri 64112 ("PA"), and Midwest Fertility Foundations & Laboratory, Inc., a Kansas corporation, having its principal place of business at Two Brush Creek, Suite 500, Kansas City, Missouri 64112 ("Midwest"). PA and Midwest are collectively referred to herein as "Providers" and PA, Midwest and Management Company are collectively referred to as "Parties" and individually, as a "Party."

                                    RECITALS:

         PA is a medical practice ("Medical Practice") specializing in gynecological services, treatment of human infertility encompassing the provision of in vitro fertilization and other assisted reproductive services ("Infertility Services").

         Midwest is a licensed clinical reference laboratory (the "Lab").

         Management Company is in the business of owning certain assets and providing management and administrative services ("Management Services") to medical practices specializing in the provision of Infertility Services, and furnishing such medical practices with the necessary facilities, equipment, personnel, supplies and support staff.

         This Agreement is made with reference to that certain management agreement by and among the Parties dated November 1, 1995, as amended by agreements dated May 22, 1997 and July 1, 1998, and that certain interim agreement by and among the Parties dated January 25, 1999, as amended by agreement dated March 26, 1999 (collectively, "Former Agreements"). All Former Agreements, upon execution of this Agreement are canceled, null, void and of no further legal effect. Any obligation of a Party contained in the Former Agreements not specifically set forth herein is deemed canceled.

         Management Company will provide Management Services and the use of certain Facilities, as defined herein, on the terms and conditions provided herein for use by PA for conducting its Medical Practice, and Midwest to operate the Lab, which Facilities and Management Services will be provided simultaneously to other entities providing Infertility Services.

         PA desires to utilize the services of Management Company to perform management and administrative functions, on its behalf, to permit PA to devote its efforts on a concentrated and continuous basis to the rendering of Infertility Services to its patients; and Midwest desires to obtain the services of Management Company to manage and administer the Lab.

         NOW THEREFORE, in consideration of the above recitals which the parties incorporate into this Agreement, the mutual covenants and agreements herein contained and other good and valuable consideration , Management Company agrees to provide the Management Services and the Facilities on the terms and conditions provided herein.

                                   ARTICLE 1

                                   DEFINITIONS

1.1 DEFINITIONS. For the purposes of this Agreement, the following definitions shall apply:

                  1.1.1 "Assets" shall mean those fixed assets owned by Management Company and utilized in connection with the operation of the Medical Practice and the Lab, including, but not limited to, fixed assets and leasehold improvements.

                  1.1.2 "Adjustments" shall mean adjustments for refunds, discounts, contractual adjustments, professional courtesies and other activities that do not generate a collectible fee as reasonably determined by Management Company and Providers.

                  1.1.3 "Facilities" shall mean the medical offices and clinical spaces of Providers, including any satellite locations, related businesses and all medical group business operations of PA, which are provided by Management Company and utilized by Providers.

                  1.1.4 "Fiscal Year" shall mean the 12-month period beginning January 1 and ending December 31 of each year.

                  1.1.5 "Infertility Services" shall mean gynecological services, treatment of human infertility encompassing the provision of in vitro fertilization, and other assisted reproductive services provided by PA, Midwest or any Physician Employee, Other Professional Employee, or Technical Employee.

                  1.1.6 "Lab Revenue" shall mean all fees earned and actually recorded each month (net of Adjustments) based on the accrual method of accounting pursuant to generally accepted accounting principles ("GAAP") by or on behalf of Midwest as a result of laboratory services furnished by Lab.

                  1.1.7 "Other Professional Employee" shall mean a non-physician individual who provides services to Providers, including nurse anesthetists, physician assistants, nurse practitioners, psychologists, and other such professional employees who generate professional charges, but shall not include Technical Employees.

                  1.1.8 "RMC Receivables" shall mean, and include, those receivables for services rendered by PA to RMC patients as more particularly defined in Section 4.3 of that certain agreement among Management Company, PA and Research Medical Center ("RMC") dated July 15, 1998 ("RMC Agreement"). RMC Receivables shall not mean, and excludes, those receivables under the RMC Agreement for services rendered by Management Company to RMC under the RMC Agreement.

                  1.1.9 "PDE" shall mean an amount equal to a) Revenue, less b) the amount calculated under Section 7.1.1 plus the amount calculated under Section 7.1.2.

                  1.1.10 "Physician-Employee" shall mean an individual, who is an employee of PA or is otherwise under contract with PA to provide professional services to PA patients and is duly licensed as a physician in the state of Missouri.

                  1.1.11 "Physician and Other  Professional  Revenue" shall mean all fees earned, and actually recorded each month (net of Adjustments) in accordance with GAAP, by or on behalf of PA as a result of professional medical services personally furnished to patients of PA by Physician-Employees or Other Professional Employees, and other fees or income earned in their capacity as professionals, whether rendered in an inpatient or outpatient setting, including but not limited to, medical director fees or technical fees from medical ancillary services, consulting fees and ultrasound fees from businesses owned or operated by Physician-Stockholders. In addition, Physician and Other Professional Revenue shall include all fees earned, and actually recorded each month (net of Adjustments) in accordance with GAAP, as a result of professional medical services performed by PA for RMC at the Facilities pursuant to the RMC Agreement. Physician and Other Professional Revenues shall not include (i) board attendance fees and other compensation in connection with board memberships, (ii) other services where a Physician-Employee does not provide professional medical services such as testimony and consultation for litigation-related proceedings, lectures, passive investments, fundraising, or writing ("Permitted Services"), the compensation from which Permitted Services such Physician-Employee may retain without limit, and (iii) compensation resulting from a Physician-Employee's affiliation with an academic institution in a teaching capacity. PA agrees that not less than 14 days prior to a Physician-Employee engaging in an affiliation with an academic institution in a teaching capacity, PA and the Physician-Employee will obtain Management
         Company's consent, which shall not be unreasonably withheld, to such activities.

                  1.1.12 "Providers' Receivables" shall mean and include all rights to payment for services rendered or goods sold, accounts, receivables, contract rights, chattel paper, documents, instruments and other evidence of patient indebtedness to PA or Midwest, policies and certificates of insurance relating to any of the foregoing, all rights to payment, reimbursement or settlement or insurance or other medical benefit payments assigned to PA or Midwest by patients or pursuant to any Preferred Provider, HMO, capitated payment agreements, or other agreements between PA and/or a payer, and all of PA's rights to payment for services rendered by PA for RMC patients at the Facilities in accordance with the RMC Agreement, recorded each month (net of Adjustments) in accordance with GAAP. Providers' Receivables shall not include any Medicare or Medicaid receivables.

                  1.1.13   "Receivables"   shall  mean  the  sum  of  Providers'
         Receivables and RMC Receivables.

                  1.1.14 "Revenue" shall mean the sum of Physician and Other Professional Revenue, and Lab Revenue.

                  1.1.15 "Technical Employees" shall mean technicians such as embryologists and other laboratory personnel, ultrasonographers and phlebotomists who provide services to Providers.


                                   ARTICLE 2

                                COST OF SERVICES

2.1 "Cost of Services" shall mean all ordinary and necessary expenses of Providers and all direct ordinary and necessary operating expenses of Management Company incurred in connection with the management of Providers, and the provision of Facilities, unless expressly provided otherwise herein, including but not limited to:

                  2.1.1 Salaries, benefits, payroll taxes and other direct cost of all Management Company employees working at the Facilities;

                  2.1.2 Expenses incurred in the recruitment of additional physicians for PA, including, but not limited to employment agency fees, relocation and interviewing expenses and any actual out-of-pocket expenses, provided such out-of-pocket expenses are agreed upon by Management Company and PA prior to being incurred, of Management Company personnel or any Physician-Employee in connection with such recruitment effort;

                  2.1.3 Direct marketing expenses of PA, such as direct costs of printing marketing materials prepared by Management Company;

                  2.1.4 Any sales and use taxes assessed against PA related to the operation of PA's medical practice;

                  2.1.5  Lease  payments,   depreciation   expense   (determined
         according  to  GAAP),  taxes  and  interest  directly  relating  to the
         Facilities and equipment, and other expenses of the Facilities described in Section 3.2 below;

                  2.1.6 Legal fees paid by Management Company or PA to outside counsel in connection with matters specific to the operation of PA such as regulatory approvals required as a result of the parties entering into this Agreement; provided, however, legal fees incurred by the parties relative to completion of this Agreement or as a result of a dispute between the parties under this Agreement shall not be considered a Cost of Services;

                  2.1.7 All  insurance  necessary to operate PA including  fire,
         theft,    general    liability    and    malpractice    insurance   for
         Physician-Employees of the PA;

                  2.1.8 Professional licensure fees and board certification fees of Physician-Employees, and Other Professional Employees rendering Infertility Services on behalf of PA;

                  2.1.9 Membership in professional associations and continuing professional education for Physician-Employees and Other Professional Employees;

                  2.1.10 Quality Improvement Program described in Section 3.8 herein;

                  2.1.11 Cost of filing fictitious name permits pursuant to this Agreement;

                  2.1.12 Cost of supplies, medical and administrative, and all direct general and administrative expenses of PA;

                  2.1.13    $10,000   in   the    aggregate,    annually,    per
         Physician-Employee for travel and entertainment expenses, car allowances (including car leases), dues and subscriptions, cellular telephone and other business related expenses relative to PA;

                  2.1.14    $9,000    in   the    aggregate,    annually,    per
         Physician-Employee for health, life and long-term disability insurance; and

                  2.1.15 Such other costs and expenses directly incurred by Management Company necessary for the management or operation of PA.

2.2 Management Company covenants and represents that any management agreement consummated between Management Company and a Co-Occupant shall include a definition of cost of services that is substantially the same as the definition of Cost of Services in Section 2.1 of the Agreement.

2.3      "Facilities  Cost of  Services"  shall  mean the costs  incurred  under
         Section 2.1 of this Agreement plus the costs incurred under the definition of cost of services contained in each management agreement consummated between Management Company and a Co-Occupant.

2.4      The amount paid to Management Company monthly by PA pursuant to Section
         7.1.1  hereof  shall cover the Cost of Services  identified  in Section
         2.1. To the extent that PA requires services or equipment over and above those provided for in, and covered by, Section 2.1, PA shall bear the cost of such services or additional expenses, which costs and additional expenses shall be excluded from determination of the PDE calculation defined in Section 1.1.9. Management Company shall have no obligation to make any payments for such costs and additional expenses, and PA agrees not to incur any such costs or additional expenses in the name of Management Company.

                                   ARTICLE 3

                DUTIES AND RESPONSIBILITIES OF MANAGEMENT COMPANY

3.1      MANAGEMENT SERVICES AND ADMINISTRATION.

                  3.1.1 The PA and Midwest acknowledge and agree that the Management Services and Facilities will be provided to PA and Midwest on a non-exclusive basis and that such Management Services and the Facilities may be shared by other entities and/or medical practices who have signed a management agreement with Management Company ("Co-Occupants"). Management Company will allocate resources and its personnel's time so as to fulfill its obligations under this Agreement. Notwithstanding anything herein to the contrary, nothing herein shall obligate Management Company to devote all of its personnel at the Facilities and Management Services to PA, Midwest and Co-Occupants, to the exclusion of anyone of them.

                  3.1.2 Providers hereby appoint Management Company as Providers' sole and exclusive manager and administrator of all of their day-to-day business functions and grant Management Company all the necessary authority to carry out, with Providers' advice and consent, its duties and responsibilities pursuant to the terms of this Agreement to provide the Management Services on a non-exclusive basis. Only Physician-Employees or their designees, whose credentials are reviewed and approved by Management Company prior to rendering any medical functions at the Facilities, will perform the medical functions of the Medical Practice. Management Company will have no authority, directly or indirectly, to perform, and will not perform, any medical function.

                  3.1.3 Management Company will, on behalf of PA and Midwest, and in accordance with applicable laws, bill patients and other responsible persons and third-party payors and collect professional fees for Infertility Services rendered by Providers to Providers' patients at the Facilities, outside the Facilities for PA's hospitalized patients, and for all other Infertility Services rendered by any Physician- Employee, Other Professional Employee, or Technical Employee. Providers hereby appoint Management Company for the term hereof to be their true and lawful attorney-in-fact, for the following purposes: (i) to bill patients in Providers' name and on their behalf;
         (ii) to collect Receivables resulting from such billing in Providers' name and on their behalf; (iii) to receive payments from insurance companies, prepayments received from health care plans, and all other third-party payors; (iv) to take possession of and endorse in the name of Providers (and/or in the name of any Physician-Employee or Other Professional Employee rendering Infertility Services to patients of PA) any notes, checks, money orders, and other instruments received in payment of Receivables; and (v) to initiate the institution of legal proceedings in the name of Providers, with Providers' advice and consent, to collect any accounts and monies owed to Providers, to enforce the rights of either Provider as creditor under any contract or in connection with the rendering of any service, and to contest adjustments and denials by governmental agencies (or its fiscal intermediaries) as third-party payors.

                  3.1.3.1 Prior to referring any Receivable to a collection agency, or sending any letter, other than a standard billing cycle statement, or commencing litigation, Management Company shall provide Providers with thirty (30) days' written notice of its intent to take such action. If within said period, Providers advise Management Company that Providers do not want (i) a particular Receivable or any part thereof referred to a collection agency, or (ii) any letter other than a standard billing cycle statement sent or (iii) litigation commenced, then Providers will repurchase the Receivable from Management Company within thirty (30) days of such notice from Management Company. If Providers fail to repurchase the Receivable within the thirty (30) days, Management Company will proceed with such collection efforts, as it deems appropriate.

                  3.1.4  Management  Company  will  provide  the  administrative services function of supervising and maintaining (on behalf of Providers) all files and records relating to the operations of the Facilities, including but not limited to accounting and billing records, including for billing purposes, patient medical records, and collection records. Patient medical records shall at all times be and remain the property of PA and, if applicable, Midwest, and shall be located at the Facilities and be readily accessible for patient care. Management Company's management of all files and records shall comply with all applicable state and federal laws and regulations, including without limitation, those pertaining to confidentiality of patient records. The medical records of each patient shall be expressly deemed confidential and shall not be made available to any third party except in compliance with all applicable laws, rules and regulations. Management Company shall have access to such records in order to provide the Management Services hereunder, to perform billing functions, and to prepare for the defense of any lawsuit in which those records may be relevant. The obligation to maintain the confidentiality of such records shall survive termination of this Agreement. Providers shall have access, on reasonable notice, to all of their records, including but not limited to documentation of any expense incurred by Management Company as Cost of Services, whether on behalf of Providers or, to the extent Providers share payment of the expense, Providers and/or other Co-Occupants, at all times.

                  3.1.5 Management Company will supply to Providers all reasonably necessary clerical, accounting, bookkeeping and computer services, printing, postage and duplication services, medical transcribing services, and any other necessary or appropriate administrative services reasonably necessary for the efficient operation of Providers' businesses at the Facilities.

                  3.1.6 Management Company, subject to Providers' prior approval, shall design and assist Providers with the implementation of an appropriate marketing and public relations program, with appropriate emphasis on public awareness of the availability of Infertility Services from PA and the services of Midwest. The Parties agree that the public relations program shall be conducted in compliance with applicable laws and regulations governing advertising by the medical profession. Recognizing that Providers' participation in carrying any marketing and public relations program is essential, Providers shall participate in developing advertising and marketing strategies, and approve collateral materials, relative to any marketing and public relations program.

                  3.1.7 Management Company, upon request of PA, will assist PA in recruiting additional physicians, including such administrative functions as advertising for and identifying potential candidates, checking credentials, and arranging interviews; provided, however, PA shall interview and make the ultimate decision as to the suitability of any physician to become associated with PA. All physicians recruited by Management Company and accepted by PA shall be employees of or independent contractors to PA.

                  3.1.8 Management Company will assist Providers in negotiating any managed care, PPO, HMO and other provider contracts to which either Provider desires to become a party. Decisions regarding the establishment, maintenance or termination of relationships with institutional health providers shall be made by Providers, in consultation with Management Company. Management Company will provide administrative assistance to Providers in fulfilling their respective obligations under any such contract. In connection with assisting Providers in negotiating any managed care, PPO, HMO and other provider contracts, Management Company will use its best efforts to safeguard the confidentiality of Providers' Confidential Information, as herein defined, as well as to avoid use of Providers' Confidential Information for anti-competitive purposes.

                  3.1.9 Management Company will arrange for legal services as may be reasonably required in the ordinary course of Providers' operations, including the cost of enforcing any physician contract containing restrictive covenants, but excluding personal legal, accounting and tax services to any Physician-Employee.

                  3.1.10  Management   Company  will  negotiate  for  and  cause
         premiums  to be paid with  respect  to the  insurance  provided  for in
         Article 11.

                  3.1.11 Management Company will take such other reasonable actions to collect fees and pay expenses of the Facilities in a timely manner as are deemed reasonably necessary to facilitate the operations of Providers at the Facilities.

3.2 FACILITIES. Management Company will provide the Facilities identified in Exhibit 3.2 hereto, on a non-exclusive basis, necessary for the operation of the Medical Practice and the Lab, including but not limited to, the use of the Facilities, all furniture, equipment and furnishings necessary for the proper and efficient operation of the Facilities, all repairs, maintenance and improvements thereto, utility (telephone, electric, gas, water) services, customary janitorial services, refuse disposal and all other services reasonably necessary in conducting the Facilities' physical operations. Management Company will provide for the cleanliness of the Facilities, and timely maintenance and cleanliness of the equipment, furniture and furnishings located therein.

3.3      EXECUTIVE DIRECTOR AND OTHER PERSONNEL.

                  3.3.1 EXECUTIVE DIRECTOR. Management Company will hire and appoint a manager, subject to the approval of the Joint Practices Management Board, to manage and administer all of the day-to-day business functions of the Facilities ("Executive Director/Manager"). Management Company shall determine salary and fringe benefits paid to the Executive Director/Manager. At the direction, supervision and control of Management Company, the Executive Director/Manager, subject to the terms of this Agreement, will implement the policies agreed upon by the Joint Practices Management Board and will generally perform the administrative duties assigned to the Executive Director/Manager by Management Company.

                  3.3.2  PERSONNEL.  Management  Company will employ and provide
         Other Professional Employees, Technical Employees, support and administrative personnel, clerical, secretarial, bookkeeping and collection personnel reasonably necessary for the efficient operation of the Providers at the Facilities. Management Company shall determine and cause to be paid the salaries and benefits of all such personnel who will be under the direction, supervision and control of Management Company, with Technical Employees and Other Professional Employees subject to the professional supervision of PA. Management Company agrees that Other Professional Employees and Technical Employees will comply with the reasonable instructions of Physician-Employees supervising such personnel. If Providers are dissatisfied with the services of any person employed by Management Company and working at the Facilities, Providers will consult with Management Company. Management Company shall in good faith determine whether the employment of that employee warrants termination. The overriding principle and goal of facilitating the Providers' provision of high quality medical care and laboratory services will govern Management Company's obligations to personnel described herein. Personnel assignments shall be made to ensure consistent and continued rendering of quality support services in the Facilities and to ensure prompt availability and accessibility of individual medical support staff to Physician-Employees in order to develop constant, familiar, and routine working relationships between individual Physician-Employees and individual members of the support staff. If Providers disagree with an assignment Providers may appeal such assignment to the Management Company. Management Company shall make every effort consistent with sound business practices to honor the specific requests of Providers with regard to the assignment of Management Company's employees. In addition, Management Company, upon PA's request for nursing or other personnel in excess of such covered by PA's share of Cost of Services as provided for in Section 7.1.1, shall assist PA in recruiting additional nursing and/or other personnel specific or unique to PA's Medical Practice. All recruiting costs, salaries and benefits for such personnel shall be borne by PA from PA's share of PDE.

                  3.3.1 OTHER PROFESSIONAL EMPLOYEES AND TECHNICAL EMPLOYEES. Management Company will ensure that each Other Professional Employee and Technical Employee:

                  3.3.3.1 Maintains a current, valid, unrestricted license or other applicable authorization to practice his or her profession in the State of Missouri, and maintains good standing with the authority responsible for such licensure or authorization;

                  3.3.3.2 Performs professional services at the Facilities in accordance with applicable laws and regulations and prevailing standards of care in the medical community and in accordance with the reasonable direction and/or instructions of a Physician-Employee.

                  3.3.3.3 Maintains his or her professional skills through continuing education and training; and

                  3.3.3.4   Maintains   eligibility   for  insurance  under  the
         professional   liability  policy  or  policies  carried  by  Management
         Company.

3.4 FINANCIAL PLANNING AND GOALS. Management Company will prepare, for the approval of Providers, an annual capital and operating budget (the "Budget") reflecting the anticipated Revenue and Cost of Services, sources and uses of capital for growth of PA's practice and for the provision of Infertility Services at the Facilities. Management Company will present the Budget to Providers for approval at least sixty (60) days prior to the commencement of the Fiscal Year. Management Company will indicate the targeted profit margin for Providers which will be reflected in the Budget. If the parties can not agree on the Budget for PA for any Fiscal Year during the term of this Agreement, the Budget for the preceding Fiscal Year will serve as the Budget until such time as the dispute can be resolved.

3.5 FINANCIAL STATEMENTS. Management Company will prepare and deliver to the representative of each Provider provided for in the notice section of this Agreement an annual management report within sixty (60) days of the close of the Fiscal Year ("Annual Management Report"). Management Company will prepare and deliver to the representative of each Provider provided for in the notice section of this Agreement a monthly management report within twenty (20) days of the close of each month ("Monthly Management Report"). Each Annual or Monthly Management Report will contain a balance sheet, statement of operations showing Revenue and Costs of Services, and Receivables aging schedule. The Receivables aging schedule will indicate Receivables aging for 30, 90 and 120 days. Providers have the right to request from Management Company and inspect all billing statements, original receipts, and other documents relating to the management of Providers under this Agreement.

3.6 TAX PLANNING AND TAX RETURNS. Management Company will not be responsible for any tax planning or tax return preparation for Providers, but will provide support documentation in connection with the same. Such support documentation will not be destroyed without Providers consent.

3.7 INVENTORY AND SUPPLIES. Management Company shall order and purchase inventory and supplies, and such other materials that are requested by Providers to enable PA Midwest to deliver Infertility Services in a cost-effective high quality manner.

3.8 QUALITY IMPROVEMENT. Management Company shall assist PA in fulfilling its obligations to maintain a Quality Improvement Program and in meeting the goals and standards of such program. Management Company will also establish policies and procedures for assisting Providers in offering Infertility Services to patients under financial arrangements arranged through third parties, and assisting patients in determining eligibility for Infertility Services coverage through patients' medical carriers.

3.9 RISK MANAGEMENT. Management Company shall assist PA in the development of a Risk Management Program and in meeting the standards of such Program.

3.10 PERSONNEL POLICIES AND PROCEDURES. Management Company shall develop personnel policies, procedures and guidelines, to govern office behavior, protocol and procedures, designed to insure that the Facilities observe all laws and guidelines related to employment and human resources management.

3.11 LICENSES AND PERMITS. Management Company shall, on behalf of Providers, coordinate and assist Providers in its application for and efforts to obtain and maintain all federal, state and local licenses, certifications and regulatory permits required for or in connection with the operations of PA and Midwest, and equipment located at the Facilities, including those relating to the practice of medicine or the administration of drugs by Physician-Employees.

3.12 PRODUCTION REPORTS. Within thirty (30) days of the execution of this Agreement, Management Company and Providers will mutually agree upon appropriate periodic production reports that will provide Providers with the number and types of procedures performed by Physician-Employees, and the charges for each such procedures, and the number of patients who have received Infertility Services at the Facilities over the applicable period and the aggregate charges for all such services. Such production reports shall be produced on no less than a monthly basis.

                                   ARTICLE 4

                  DUTIES AND RESPONSIBILITIES OF PA AND MIDWEST

4.1 PROFESSIONAL SERVICES. PA shall cause its Physician-Employees to provide Infertility Services to PA's patients in compliance at all times with ethical standards, laws and regulations applying to the practice of medicine in the applicable jurisdiction which such Physician-Employee provides Infertility Services on behalf of PA. Such obligation of PA shall include ensuring that adequate patient coverage is provided at all times for its patients. PA shall ensure that each Physician-Employee, any Other Professional Employee employed by PA, and any other professional provider associated with PA is duly licensed to provide the Infertility Services being rendered within the scope of such provider's practice. In addition, PA shall require each Physician-Employee to maintain a DEA number and appropriate medical staff privileges as determined by PA during the term of this Agreement. In the event that any disciplinary actions or medical malpractice actions are initiated against any Physician-Employee or other professional provider, PA shall promptly inform the Executive
Director/Manager and provide the underlying facts and circumstances of such action, and the proposed course of action to resolve the matter. Periodic updates, but not less than monthly, shall be provided to Management Company.

4.2 MEDICAL PRACTICE. PA shall use and occupy the Facilities exclusively for the purpose of providing gynecologic services, Infertility Services, and related services and shall comply with all applicable laws and regulations and all applicable standards of medical care, including, but not limited to, those established by the American Society of Reproductive Medicine. The Medical Practice conducted at the Facilities by PA shall be conducted solely by Physician-Employees, and Other Professional Employees employed by PA, Midwest or Management Company, as applicable. No other physician or medical practitioner shall be permitted to use or occupy the Facilities without the prior written consent of Management Company, except in the case of a medical emergency, in which event, notification shall be provided to Management Company as soon after such use or occupancy as possible.

4.3 EMPLOYMENT OF PHYSICIAN-EMPLOYEES AND OTHER PROFESSIONAL EMPLOYEES. In the event PA shall determine that additional physicians are necessary, PA shall undertake and use its best efforts to locate physicians who, in PA's judgment, possess the credentials and expertise necessary to enable such physician candidates to become affiliated with PA for the purpose of providing Infertility Services. PA shall cause each Physician-Employee to enter into an employment agreement in a form that is mutually acceptable to PA and Management Company ("Physician-Employment Agreement"), which acceptance shall not be unreasonably withheld by either party. As long as Elwyn M. Grimes, MD ("Dr. Grimes"), remains the sole shareholder and Physician-Employee of PA, Management Company shall not withhold acceptance of Dr. Grimes' Physician-Employment Agreement on the basis that it lacks a non-compete provision. Except as otherwise provided in Sections
4.6.4 and 5.2.8 of this Agreement, PA shall have complete control of and responsibility for the hiring, compensation, supervision, evaluation, and termination of its Physician-Employees, although at the request of PA, Management Company shall consult with PA respecting such matters.

4.4 CONTINUING MEDICAL EDUCATION. PA shall require its Physician-Employees to participate in such continuing medical education as PA deems to be reasonably necessary for such physicians to remain current in the provision of Infertility Services.

4.5 PROFESSIONAL INSURANCE ELIGIBILITY.PA shall cooperate in the obtaining and retaining of professional liability insurance by assuring that its Physician-Employees and Other Professional Employees, if applicable, are insurable and participating in an on-going Risk Management Program, under Management Company's directions.

4.6 DIRECTION OF PRACTICE. PA, as a continuing condition of Management Company's obligations under this Agreement, shall at all time during the Term be and remain legally organized and operated to provide Infertility Services in a manner consistent with state and federal laws. In furtherance of which:

                  4.6.1 PA shall operate and maintain at the Facilities, on a non-exclusive basis, a full-time practice of medicine specializing in the provision of Infertility Services and shall maintain and enforce the Physician-Employment Agreements. PA covenants that it shall not employ any physician, or have any physician as a shareholder, unless said physician shall sign a Physician Employment Agreement prior to assuming the status as employee and/or shareholder of PA.

                  4.6.2 PA shall not, except in accordance with the Physician-Employment Agreement or as otherwise stated herein, terminate any Physician-Employment Agreement, amend or modify any Physician-Employment Agreement in any material manner, waive any material rights of the PA thereunder without the prior written approval of Management Company, which approval will not be unreasonably withheld. PA may amend or modify the Physician-Employment Agreements without Management Company's consent in order to comply with applicable law. In addition, in the exercise of Management Company's sole discretion, if PA fails to pursue the enforcement of its rights against a Physician-Employee, Management Company shall have the right, but not the obligation, to direct, initiate, or join in a lawsuit to enforce the provisions of any Physician Employment Agreement and PA shall assign its rights and remedies against such Physician-Employee upon the request of Management Company.

                  4.6.3 Recognizing that Management Company would not have entered into this Agreement but for the PA's covenant to maintain and enforce the Physician-Employment Agreements, subject to the limitations stated in Section 4.6.2, and in reliance upon a Physician-Employee's observance and performance of all of the obligations under a Physician Employment Agreement, any damages, liquidated damages, compensation, payment, or settlement received by the PA from a physician whose employment is terminated, shall be paid to Management Company in proportion to Management Company's loss or damages.

                  4.6.4 PA shall  retain that number of  Physician-Employees  as are reasonably necessary and appropriate for the provision of Infertility Services. However, PA agrees that it will not hire more physicians than consented to by the Joint Practice Management Board, which shall not be unreasonable in giving its consent. Each Physician-Employee shall hold and maintain a valid and unrestricted license to practice medicine in the applicable jurisdiction where such Physician-Employee provides Infertility Services on behalf of PA, and shall be board eligible in the practice of gynecology, with training in the subspecialty of infertility and assisted reproductive medicine. PA shall be responsible for paying the compensation and benefits, as applicable, for all Physician-Employees, and for withholding, as required by law, any sums for income tax, unemployment insurance, social security, or any other withholding required by applicable law. Management Company may, on behalf of the PA, and at PA's request, administer the compensation with respect to such Physician-Employees in accordance with the written agreement between the PA and each Physician-Employee. Management Company shall neither control nor direct any Physician in the performance of Infertility Services for patients, and Management Company will not unreasonably interfere with the employer-employee relationship between PA and its Physician-Employees.

                  4.6.5 PA shall insure that Physician-Employees provide patient care and clinical backup as required to insure the proper provision of Infertility Services to patients of the PA at the Facilities set forth in Exhibit 3.2, and/or such other location as shall be mutually agreed to by PA and Management Company. PA shall insure that its Physician-Employees devote substantially all of their professional time, effort and ability to PA's practice, including the provision of Infertility Services and the development of such practice. PA shall insure that Physician-Employees timely (within 24 hours of rendering services) note in all patient charts, any and all procedures performed and services rendered so that proper billing of patients and third-party payors can be performed by Management Company.

                  4.6.6 PA covenants to obtain necessary licenses and operate clinical laboratory and tissue bank services in accordance with all applicable laws and regulations. PA agrees that any Medical Director(s) or Tissue Bank Director(s) shall be Physician-Employees or Other Professional Employees, if applicable, of the PA who meet the qualifications required by applicable State law or regulation, and that should there be a vacancy in any such position, PA will cause another Physician-Employee or Other Professional Employee, if applicable, to fill such vacancy in accordance with applicable State law.

                  4.6.7 PA acknowledges that it bears all medical obligations to patients treated at the Facilities and PA and Midwest covenant that they are responsible for all tissue, specimens, embryos or biological material ("Biological Materials") kept at the Facilities on behalf of the patients (or former patients) of PA or Midwest. In the event of a termination or dissolution of PA or Midwest, or the termination of this Agreement for any reason, PA and Midwest will have the obligation to account to its patients and to arrange for the storage or disposal of such Biological Materials in accordance with patient consent and the ethical guidelines of the American Society of Reproductive Medicine ("Relocation Program"). Management Company, in such event, will, at the request of the PA, assist in the administrative details of such a Relocation Program. These obligations shall survive the termination of this Agreement.

                  4.6.8 Except for circumstances outside the control of PA or Shareholders of PA, PA covenants not to terminate or dissolve as a professional services corporation except on six months prior written notice to Management Company. In the event that such termination or dissolution occurs, for a reason other than the death or disability of all of the shareholders, or any successor entity fails to continue the medical practice of PA substantially in the form contemplated by this Agreement, PA and its individual shareholders, shall indemnify
         Management Company for: (a) the actual costs of maintaining the Facilities and any reasonably necessary Other Professional Employees during a Relocation Program (Section 4.6.7); and (b) any damages, costs, liabilities, including reasonable attorneys fees, arising from claims, suits, causes of action or proceedings, brought by a patient of the PA having an interest in any Biological Materials kept at the Facilities. These obligations shall survive the termination of this Agreement.

4.7 PHYSICIAN-EMPLOYEES, SUPERVISION OF OTHER PROFESSIONAL AND TECHNICAL EMPLOYEES. PA will ensure that each Physician-Employee:

                  4.7.1 Maintains a current, valid, unrestricted license or other applicable authorization to practice his or her profession in the State of Missouri, and maintains good and unrestricted standing with the authority responsible for such licensure or authorization;

                  4.7.2  Performs  professional  services at the  Facilities  in
         accordance   with   applicable  laws  and  regulations  and  prevailing
         standards of care in the community;

                  4.7.3  Maintains  his  or  her  professional   skills  through
         continuing education and training;

                  4.7.4 Maintains eligibility for insurance; and

                  4.7.5 Does not ask or direct any Management Company employee to engage in any conduct that violates any federal, local or state law or regulation, or ask or direct any Management Company employee to engage in conduct for which said employee is not licensed to perform or engage.

4.8 PRACTICE DEVELOPMENT, COLLECTION EFFORTS AND NETWORK INVOLVEMENT. PA agrees that during the term of this Agreement, PA covenants for itself and will use its best efforts to cause its Physician-Employees to:

                  4.8.1 Execute such documents and take such steps reasonably necessary to assist billing and collecting for patient services rendered by PA, Midwest and Physician-Employees;

                  4.8.2 Promote PA's medical practice and Midwest's Infertility Services and participate in marketing efforts developed by Management Company, and approved by PA and the Joint Practices Management Board.

                  4.8.3 Participate in Management Company Reproductive Science Center Network activities and programs such as the Physician and Scientist Council.

4.9 PERSONNEL POLICIES. PA covenants for itself and will cause its Physician-Employees and any other employees to comply with reasonable personnel policies and guidelines developed for the PA and Midwest by Management Company and/or the Joint Practice Management Board, which shall include administrative protocols and policies designed to insure that the Facilities comply with all applicable laws and regulations, federal, state and local.

4.10 MIDWEST. Midwest shall provide clinical laboratory services to patients in compliance at all times with all applicable ethical standards, laws and regulations.

                                   ARTICLE 5

                        JOINT DUTIES AND RESPONSIBILITIES

5.1 FORMATION AND OPERATION OF JOINT PRACTICES MANAGEMENT BOARD. Management Company, PA and Co-Occupants will establish a joint practices management board ("Joint Practices Management Board") which will be responsible for developing management and administrative policies for the overall operation of the Facilities. The Joint Practices Management Board will consist of designated management representatives from Management Company, one representative from PA, one from each Co-Occupant, and the Executive Director/ Manager. It is the intent and objective of Management Company and PA that they agree on the overall operations of the Facilities. In the case of any matter requiring a formal vote, PA shall have one (1) vote, each Co-Occupant shall have one (1) vote, and Management Company shall have one (1) vote. The desire is that Management Company, PA and Co-Occupants agree on matters of operations and that, if they disagree, they will have to work cooperatively to resolve any disagreement.

5.2 DUTIES AND RESPONSIBILITIES OF THE JOINT PRACTICES MANAGEMENT BOARD. The Joint Practices Management Board shall have, among others, the following duties and responsibilities:

                  5.2.1 ANNUAL BUDGETS AND PROFITABILITY. All annual capital and operation budgets prepared by Management Company for the Facilities shall be subject to the review, amendment, approval, and disapproval of the Joint Practices Management Board. Providers covenant and agree to use their best efforts to agree upon the budgets, in place from time to time. Providers and Management Company agree that, recognizing changes in circumstances, annual budgets and forecast are subject to revisions and, accordingly, they will cause the Joint Practices Management Board to modify the annual budgets, as needed, including without limitation, staff reductions, to ensure that Providers operate in a profitable mode, subject to Management Company's duties and responsibilities under this Agreement.

                  5.2.2 CAPITAL IMPROVEMENTS AND EXPANSION. Except as otherwise provided herein, any renovation and expansion plans, and capital equipment expenditures with respect to the Facilities shall be reviewed and approved by the Joint Practices Management Board and shall be based upon the best interests of all occupants, and shall take into account capital priorities, economic feasibility, physician support, productivity and then current market and regulatory conditions.

                  5.2.3 ADVERTISING BUDGET. All annual advertising and other marketing budgets for the Facilities prepared by Management Company shall be subject to the review, amendment, approval and disapproval of the Joint Practices Management Board.

                  5.2.4 PATIENT FEES. Providers, in their sole discretion, shall determine an appropriate fee schedule for all physician and ancillary services rendered by Providers at the Facilities.

                  5.2.5 ANCILLARY SERVICES. The Joint Practices Management Board shall approve ancillary services rendered at the Facilities.

                  5.2.6 STRATEGIC PLANNING. The Joint Practices Management Board shall, to the extent permitted by applicable law, develop long-term strategic plans, from time to time.

                  5.2.7 PHYSICIAN HIRING. The Joint Practices Management Board shall, in conjunction with PA and Co-Occupants, determine the number and type of physicians required for the efficient operation of the Facilities.

                  5.2.8 EXECUTIVE DIRECTOR AND KEY PERSONNEL.

                  (a) The selection and retention of the Executive Director/Manager pursuant to Section 3.3.1 by Management Company shall be subject to the recommendation of the Joint Practices Management Board. If PA is dissatisfied with the services provided by the Executive Director/Manager, PA shall consult with Management Company who shall, in good faith, determine whether the performance of the Executive Director/Manager could be brought to acceptable levels through counsel and assistance, or whether the Executive Director/Manager should be terminated.

                  (b) Management Company shall follow the recommendations of the Joint Practices Management Board with respect to the hiring, terminating, or relocating of key personnel at the Facilities, provided such recommendations do not cause Management Company to violate any federal, state or local laws or regulations.

5.3 FEE SCHEDULES. PA understands and agrees that each Co-Occupant of the Facilities may establish and publish its own separate and distinct fee schedule, and nothing herein shall obligate PA to share its fee schedule with a Co-Occupant or utilize the schedule of a Co-Occupant. Upon request of patients, third parties, or governmental agencies, Management Company personnel will be permitted to disclose PA's fee schedule.

                                   ARTICLE 6

                       LICENSE OF MANAGEMENT COMPANY NAME

6.1 GRANT OF LICENSE. Management Company hereby grants to Providers a revocable, non-exclusive and non-assignable license for the term of this Agreement to use the name REPRODUCTIVE SCIENCE ASSOCIATES and a revocable, non-exclusive and non-assignable license with respect to any other service names, trademark names and logos of Management Company (the "Trade Names") in conjunction with the provision of Infertility Services at the Facilities.

6.2 FICTITIOUS NAME PERMIT. If necessary, PA and Midwest shall file or cause to be filed an original, amended or renewal application with an appropriate regulatory agency to obtain a fictitious name permit which allows PA and Midwest to practice at the Facilities under the Trade Names and shall take any other actions reasonably necessary to procure protection of or protect Management Company's rights to the Trade Names. Management Company shall cooperate and assist PA and Midwest in obtaining any such original, amended or renewal fictitious name permit.

6.3 RIGHTS OF MANAGEMENT COMPANY. PA and Midwest acknowledge Management Company's exclusive right, ownership, title and interest in and to the Trade Names and will not at any time do or cause to be done any act or thing contesting or in any way impairing or tending to impair any part of such right, title and interest. In connection with the use of the Trade Names, PA and Midwest shall not in any manner represent that it has any ownership interest in the Trade Names, and PA's and Midwest's use shall not create in PA's and Midwest's favor any right, title, or interest in or to the Trade Names other than the right of use granted hereunder, and all such uses by PA Midwest shall inure to the benefit of Management Company. PA and Midwest shall notify Management Company immediately upon becoming aware of any claim, suit or other action brought against it for use of the Trade Names or the unauthorized use of the Trade Names by a third party. PA and Midwest shall not take any other action to protect the Trade Names without the prior written consent of Management Company. Management Company, if it so desires, may commence or prosecute any claim or suit in its own name or in the name of PA or Midwest or join PA and Midwest as a party thereto. PA and Midwest shall not have any rights against Management Company for damages or other remedy by reason of any determination of Management Company not to act or by reason of any settlement to which Management Company may agree with respect to any alleged infringements, imitations, or unauthorized use by others of the Trade Names, nor shall any such determination of Management Company or such settlement by Management Company affect the validity or enforceability of this Agreement.

6.4      RIGHTS UPON TERMINATION.

                  6.4.1 Upon termination of this Agreement, PA and Midwest shall: (i) within 30 days of the termination, cease using the Trade Names in all respects and refrain from making any reference on its letterhead or other publicly-disseminated information or material to its former relationship with Management Company; and (ii) take any and all actions required to make the Trade Names available for use by any other person or entity designated by Management Company.

                  6.4.2 PA's or Midwest's failure (except as otherwise provided herein) to cease using the Trade Names at the termination or expiration of this Agreement will result in immediate and irreparable damage to Management Company and to the rights of any licensee of Management Company. There is no adequate remedy at law for such failure. In the event of such failure, Management Company shall be entitled to equitable relief by way of injunctive relief and such other relief as any court with jurisdiction may deem just and proper. Additionally, pending such a hearing and the decision on the application for such permanent injunction, Management Company shall be entitled to a temporary restraining order, without prejudice to any other remedy available to Management Company. All such remedies hereunder shall be at the expense of PA and Midwest and shall not be a Cost of Services.

                                   ARTICLE 7

                             FINANCIAL ARRANGEMENTS

7.1 COMPENSATION. The compensation set forth in this Article 7 is being paid to Management Company in consideration of the substantial commitment made and services to be rendered by Management Company hereunder and is fair and reasonable. Management Company shall be paid the following amounts (collectively "Compensation"):

                  7.1.1 Based on Providers' current staffing and operations, for the first 12 months of this Agreement, $75,000 per month ("Initial Monthly Cost of Services") for all Cost of Services provided for in
         Section 2.1 (whether incurred by Management Company or Providers) accrued by Management Company pursuant to the terms of this Agreement. Beginning with the 13th month of this Agreement and on a quarterly basis thereafter, the Initial Monthly Cost of Services will be adjusted and, as adjusted, will equal the product of (i) Revenue for the previous 3 months divided by total revenue for all medical services provided at the Facilities for the previous 3 months, multiplied by
         (ii) Facilities Cost of Services for the previous 3 months ("Adjusted Monthly Cost of Services"). Notwithstanding the above, neither the Initial Monthly Cost of Services nor the Adjusted Monthly Cost of Services for the 36-month period beginning May 1, 1999 and ending April 30, 2002, shall exceed $75,000 per month.

                  7.1.1.1 Notwithstanding the provisions of Section 7.1.1, in the event that Co-Occupants begin utilizing the Facilities during the first 12 months of this Agreement, cost of services paid to Management Company by all occupants, including Providers, for the first 12 months of this Agreement, in excess of the Facilities Cost of Services for the first 12 months of this Agreement shall be remitted to Providers within 60 days after the first 12 months of this Agreement.

                  7.1.1.2 PA and Management  Company recognize and agree that it is in their mutual best interests to cooperate in bringing Co-Occupants into the Facility. Accordingly, Providers agree to use their best efforts to assist Management Company in consummating management agreements with other Co-Occupants as soon as possible. In the event Management Company successfully consummates a management agreement with a Co-Occupant on or before October 31, 1999, Management Company will pay $7,500.00 to PA. In the event Management Company successfully consummates a management agreement with a second Co-Occupant on or before October 31, 1999, Management Company will pay PA an additional $15,000.00. All payments under this Section will be paid to PA as follows: one-third of the total on the effective date of the relevant management agreement between Management Company and a Co-Occupant, and the remaining two-thirds in two equal monthly payments 30 days and 60 days after the effective date of the relevant management agreement. This offer expires at midnight, October 31, 1999, except that any payments due thereafter based on management agreements consummated prior to that date will be paid in accordance with the schedule provided for in this Section 7.1.1.2.

                  7.1.2 During each year of this Agreement, a Base Management Fee, paid monthly but reconciled to annual Revenues, of an amount equal to six percent (6%) of Revenues;

                  7.1.3 During each year of this Agreement, an Additional Management Fee, paid monthly but reconciled to annual operating results of PA, equal to 20% of PDE; provided, however, the first $8,333.33 of monthly PDE and the first $100,000 of annual PDE shall inure to PA;

                  7.1.4 In the event that Section 7.1.2 and/or Section 7.1.3 of this Agreement is found to be illegal, unenforceable, against public policy, or forbidden by law, by any local, state or federal agency or department, or any court of competent jurisdiction ("Findings"), then
         Section 7.1.2 and/or 7.1.3 and the Base Management Fee and Additional Management Fee shall be replaced, effective immediately and retroactive tot he date of this Agreement, by a fixed annual Management Fee, payable in equal monthly installments ("Alternate Management Fee") on or before the 15th business day of each month. Said Alternate Management Fee shall be an amount mutually agreed upon, within thirty
         (30) day's time from the Findings, between Management Company and Providers; however, pending such agreement, the Alternate Management Fee shall be $96,700 per annum. In the event of a Finding which causes the Alternate Management Fee to become operative, the parties shall, within sixty (60) days of the Finding, account for all payments made prior to the date of the Finding, and recalculate such amounts pursuant to the formula provided for in the Alternate Management Fee. Any overpayment to Management Company resulting from the prior application of Sections 7.1.2 and/or 7.1.3 shall be applied so as to satisfy 50% of each future monthly Alternate Management Fee until the aggregate of such overpayment is fully paid by Management Company. Any underpayment to Management Company resulting from the prior application of Sections
         7.1.2 and/or 7.1.3 shall be paid to Management Company commencing on the first day of the next full month following the date of the Finding, in eighteen (18) equally monthly installments.

                  7.1.5 The right of termination provided for in Section 9.1.3 of this Agreement, if based on the fact that Section 7.1.2 and Section
         7.1.3 of this Agreement have been found to be illegal, unenforceable, void, against public policy or forbidden by law, shall only be exercisable in the event that both (i) Sections 7.1.2 and 7.1.3 and
         (ii) the Alternate Management Fee have been so found by a local, state or federal agency or department, or a court of competent jurisdiction.

7.2      MONTHLY NET INCOME.

                  7.2.1 On or before the 15th business day of each month, Management Company shall calculate the Receivables arising during the previous calendar month. Subject to the terms and conditions of this Agreement, PA and Midwest hereby sell and assign to Management Company as absolute owner, and Management Company hereby agrees to purchase from PA and Midwest all such Receivables following their calculation by Management Company as above. All Receivables are sold on a full recourse basis. PA and Midwest shall cooperate with Management Company and execute all necessary documents in connection with the purchase and assignment of such Receivables to Management Company or at Management Company's option, to its lenders. All collections in respect of such Receivables shall be deposited in a bank account at a bank designated by Management Company. To the extent PA or Midwest comes into possession of any payments in respect of such Receivables, PA and Midwest shall direct such payments to Management Company for deposit in bank accounts designated by Management Company.

                  7.2.2 Each month during the term of the Agreement, in consideration for Providers' transfer and sale of the previous calendar month's Receivables to Management Company in accordance with Section 7.2.1, Management Company shall pay to PA the sum of the Receivables for the previous calendar month, less Compensation due Management Company for the previous calendar month calculated in accordance with
         Section 7.1 ("Monthly Net Income") on the first and third Friday of each calendar month, with the first payment of each month to equal $7,500 and the second payment of each month to equal Monthly Net Income for the previous calendar month less $7,500. For the month of May 1999 only, both payments shall equal $7,500.

7.3 PRIOR DEBT AND COVENANT BY PHYSICIAN. PA and Management Company acknowledge and agree that effective as the date hereof PA is indebted to Management Company in the amount set forth on Exhibit 7.3(A) ("PA Debt") as a result of the Former Agreements. Management Company acknowledges that it has no right to payment of PA Debt from Midwest. PA hereby covenants and represents that the obligation for payment of the PA Debt is PA's. PA and Management Company agree that the PA Debt will be evidenced by a note (the "Note") in the form attached hereto as Exhibit 7.3(B).

                  7.3.1 On the anniversary date of this Agreement during the term of the Agreement, Management Company will deduct $166,953.60 from the PA Debt. This provision shall survive the termination of this Agreement if Dr. Grimes continues to provide Infertility Services at the Facilities.

                  7.3.2 In the event this Agreement terminates for any reason prior to the satisfaction of the Note and Dr. Grimes no longer provides Infertility Services at the Facilities, PA agrees to pay the unpaid balance of the Note within 90 days of the termination.


                                  ARTICLE 8

                       EXCLUSIVE MANAGEMENT RIGHT AND TERM

8.1 In consideration of the considerable investment of time and resources in PA and Midwest expected by Management Company, PA and Midwest grant to Management Company the exclusive right to manage PA and Midwest during the term of this Agreement (the "Exclusive Management Right").

8.2 The term of this Agreement shall begin May 1, 1999 (the "Effective Date") and shall expire May 1, 2004 (the "Term") unless earlier terminated pursuant to
Article 9, below. This Agreement may be renewed by either party, if within the period of 180 days prior to the expiration date one party gives notice to the other of its intention to continue this Agreement under the same terms and conditions as set forth herein or under such different terms and conditions as particularly set forth in the written notice and further providing that the other party has 30 days from the date of notice to accept, reject or modify the offer. If within 30 days, the other party does not respond or by written notice accepts, this Agreement shall continue for an additional 10 years under the terms and conditions as provided in the notice.

8.3 PA and Midwest acknowledge and agree that they have been advised by Management Company, that Management Company is currently negotiating with other parties, the names of which have been disclosed to them, that may result in such other parties utilizing and having access to the Facilities. Although Management Company has not finalized such negotiations, PA and Midwest understand that the results of such negotiations may impact this Agreement. Management Company intends to continue with such negotiations and will use its best efforts to preserve the economic benefits anticipated by PA and Midwest hereunder.

                                   ARTICLE 9

                          TERMINATION OF THE AGREEMENT

9.1      TERMINATION

         Either  party  in  the  event  of  the  following  may  terminate  this
Agreement:

                  9.1.1 Insolvency. If a receiver, liquidator or trustee of any party shall be appointed by court order, or a petition to reorganize shall be filed against any party under any bankruptcy, reorganization, or insolvency law, and shall not be dismissed within 90 days, or any party shall file a voluntary petition in bankruptcy or make assignment for the benefit of creditors, then either Management Company or Providers may terminate this Agreement upon 10 days prior written notice to the other parties.

                  9.1.2 MATERIAL BREACH. If either party shall materially breach its obligations hereunder, then the other party may terminate this Agreement by providing 30 days prior written notice to the breaching party detailing the nature of the breach and providing the breaching party with the opportunity to cure the breach. If the breach is not cured within such 30-day period, this Agreement shall terminate, provided that if the breach is not curable within such 30-day period and the breaching party is making diligent efforts to cure the breach during such 30-day period, this Agreement shall not terminate. If after the exercise of diligent efforts, the breaching party shall be unable to cure the breach within 60 days from the notice of breach from the non-breaching party, the non-breaching party in its sole discretion may extend the time in which to cure the breach, upon request of the breaching party. In the event the non-breaching party does not extend the time in which to cue the breach, this Agreement will terminate at the expiration of 60 days from the original notice of breach from the non-breaching party.

                  9.1.3 ILLEGALITY. Any party may terminate this Agreement immediately upon receipt of notification by any local, state, or federal agency or court of competent jurisdiction that the conduct contemplated by this Agreement is forbidden by law; except that this Agreement shall not terminate during such period of time as to any party which contests such notification in good faith and the conduct contemplated by this Agreement is allowed to continue during such contest. If any governing regulatory agency asserts that the services provided by Management Company under this Agreement are unlawful or that the practice of medicine by PA as contemplated by this Agreement requires a certificate of need, and any such assertion is not contested (or if contested, the agency's assertion is found to be correct by a court of competent jurisdiction and no appeal is taken, or if any appeals are taken and the same are unsuccessful), this Agreement shall thereupon terminate with the same force as if such termination date was the date originally specified in this Agreement as the date of final expiration of the terms of this Agreement.

9.2 TERMINATION BY MANAGEMENT COMPANY This Agreement may be terminated by Management Company for the following reasons:

                  9.2.1 FOR PROFESSIONAL DISCIPLINARY ACTIONS. PA shall be obligated to suspend a Physician-Employee whose license to practice medicine in Missouri is suspended, revoked, or not renewed. Management Company may terminate this Agreement upon 10 days prior written notice to PA if a Physician-Employee's license to practice medicine is suspended, revoked, or not renewed and PA has failed to suspend such Physician-Employee; provided, however, such action may not be taken until PA has been given 30 days to resolve such physician's authorization to practice medicine in Missouri. PA shall notify Management Company within five (5) days of a notice that a Physician-Employee's license to practice medicine in Missouri is suspended, revoked, or not renewed or that formal disciplinary action has been taken against a physician which could reasonably lead to a suspension, revocation, or non-renewal of a physician's license.

9.3 TERMINATION BY PA OR MIDWEST. PA or Midwest may terminate this Agreement in the event that a Physician-Employee who is also a shareholder in PA and Midwest, and is the only Physician-Employee, dies or becomes disabled.

9.4 TERMINATION WITHOUT CAUSE. Either party may terminate this Agreement without cause by notifying the other party in writing 90 days before the effective date of the termination.

                                   ARTICLE 10

                  PURCHASE OF ASSETS - OBLIGATIONS AND OPTIONS

10.1 TERMINATION BY MANAGEMENT COMPANY. If Management Company terminates this Agreement due to the insolvency of PA or Midwest (Section 9.1.1), for a material breach by PA or Midwest (Section 9.1.2), or PA fails to suspend a Physician-Employee whose license is suspended, revoked or not renewed (Section 9.2.1), PA and/or Midwest agree, within 90 days of the date of termination of this Agreement, at Management Company's option, to purchase from Management Company the Assets as more fully set forth in Sections 10.1.1 and 10.1.3 below if there is no Co-Occupant.

                  10.1.1 The purchase price of the Assets will be the net book value determined in accordance with GAAP, consistently applied, as at the date of the termination.

                  10.1.2 In addition to purchasing the Assets, PA shall satisfy any remaining obligations under the Note.

                  10.1.3 If a purchase is completed under Section 10.1, PA shall assume all leases for offices and equipment used directly for the management and operation of Providers' businesses and may hire such employees from Management Company as Providers chose. In such event, PA shall be obligated to indemnify Management Company for any and all severance or termination obligations to Management Company employees utilized directly in providing Management Services whom are not subsequently hired by PA or Midwest.

10.2 TERMINATION BY PA. In the event PA terminates this Agreement as a result of the insolvency of Management Company (9.1.1) or material breach by Management Company (9.1.2), PA's obligations under the Note shall continue to be satisfied in accordance with the Note.

                                   ARTICLE 11

                                    INSURANCE

11.1 Management Company shall use its best efforts to cause PA to be made an additional insured under Management Company's professional liability coverage; provided, however, conditions for being made an additional insured shall be (i) PA utilizing patient informed consent forms supplied by Management Company, provided such forms are consistent with law and any guidelines issued by the
American Society of Reproductive Medicine and (ii) PA complying with requirements of Management Company's insurance company. Management Company shall also carry a policy of public liability and property damage insurance with respect to the Facilities under which the insurer agrees to indemnify Management Company and PA against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages customarily included within the coverage of such policies of insurance available for Management Company. The minimum limits of liability of such insurance shall be $1 million combined single limit covering bodily injury and property damage. Certificates of Insurance evidencing such policies and additional insured status shall be presented to PA within thirty (30) days after such coverage is effected.

11.2 In the event Management Company is unable to cause PA to be made an additional insured under Management Company's professional liability coverage, PA shall procure and maintain throughout the Term of this Agreement, professional liability insurance covering itself and its employees providing Infertility Services pursuant to this Agreement in the minimum amount of $1 million per incident, $3 million in the aggregate. If possible under the terms of such coverage, PA shall use its best efforts to cause Management Company to be named an additional insured. Evidence of such coverage shall be presented to Management Company within 30 days of the execution of this Agreement.

11.3 PA and Management Company shall provide written notice to the other at least thirty (30) days in advance of the effective date of any reduction, cancellation or termination of the insurance required to be carried by each hereunder.

                                   ARTICLE 12

                                  MISCELLANEOUS

12.1 INDEPENDENT CONTRACTOR. Management Company, PA and Midwest are independent contracting parties. In this regard, the parties agree that:

                  12.1.1 The relationship between Management Company, and PA and Midwest is that of an independent supplier of non-medical services and a medical practice and provider of laboratory services, respectively, and, unless otherwise provided herein, nothing in this Agreement shall be construed to create a principal-agent, employer-employee, or master-servant relationship between Management Company and PA and Midwest;

                  12.1.2 Notwithstanding the authority granted to Management Company herein, Management Company and PA agree that PA shall retain the full authority to direct all of the medical, professional, and ethical aspects of its medical practices;

                  12.1.3 Any powers of Providers not specifically vested in Management Company by the terms of this Agreement shall remain with Providers;

                  12.1.4 PA shall, at all times, employ the (i) Physician-Employees, and (ii) Other Professional Employees required by law to be employees of PA. The parties shall be solely responsible for the payment of all applicable federal, state, or local withholding or similar taxes and provision of workers' compensation and disability insurance for their respective employees;

                  12.1.5 No party shall have the right to participate in any benefits, employment programs or plans sponsored by the other party on behalf of the other party's employees, including, but not limited to, workers' compensation, unemployment insurance, tax withholding, health insurance, life insurance, pension plans, or any profit sharing arrangement;

                  12.1.6 In no event shall any party be liable for the debts or obligations of any other party except as otherwise specifically provided in this Agreement; and

                  12.1.7 Matters involving the internal agreements and finances of Providers, including but not limited to the distribution of professional fee income among Physician-Employees and, if applicable, Other Professional Employees who are providing professional services to patients of Providers, and other employees of Providers, disposition of Providers property and stock, accounting, tax preparation, tax planning, and pension and investment planning (and expenses relating solely to these internal business matters), hiring and firing of Physician-Employees, decisions and contents of reports to regulatory authorities governing Providers and licensing, shall remain the sole responsibility of Providers and the individual Physician-Employees who are Shareholders of Providers, except with respect to the number of Physician-Employees the Providers hire which will be based upon recommendations of the Joint Practices Management Board.

12.2 FORCE MAJEURE. No party shall be liable to the other parties for failure to perform any of the services required under this Agreement in the event of a strike, lockout, calamity, act of God, unavailability of supplies, or other event over which such party has no control, for so long as such event continues and for a reasonable period of time thereafter, and in no event shall such party be liable for consequential, indirect, incidental or like damages caused thereby.

12.3 EQUITABLE RELIEF. Without limiting other possible remedies available to a non-breaching party for the breach of the covenants contained herein, including the right of Management Company to cause PA to enforce any and all provisions of the Physician Employment Agreements described in Section 4.3 hereof, injunctive or other equitable relief shall be available to enforce those covenants, such relief to be without the necessity of posting bond, cash or otherwise. If any restriction contained in said covenants is held by any court to be unenforceable or unreasonable, a lesser restriction shall be enforced in its place and remaining restrictions therein shall be enforced independently of each other.

12.4 PRIOR AGREEMENTS; AMENDMENTS. This Agreement supersedes all prior agreements and understandings, including the Former Agreements, between the parties as to the subject matter covered hereunder, and this Agreement may not be amended, altered, changed or terminated orally. No amendment, alteration, change or attempted waiver of any of the provisions hereof shall be binding without the written consent of all parties, and such amendment, alteration, change, termination or waiver shall in no way affect the other terms and conditions of this Agreement, which in all other respects shall remain in full force.

12.5 ASSIGNMENT; BINDING EFFECT. This Agreement and the rights and obligations hereunder may not be assigned without the prior written consent of all of the parties, and any attempted assignment without such consent shall be void and of no force and effect, except that Management Company may assign this Agreement to any affiliate, which for purposes of this Agreement, shall include any parent or subsidiary of Management Company, without the consent of PA. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties' respective heirs, legal representatives, successors and permitted assigns.

12.6 WAIVER OF BREACH. The failure to insist upon strict compliance with any of the terms, covenants or conditions herein shall not be deemed a waiver of such terms, covenants or conditions, nor shall any waiver or relinquishment of any right at any one or more times be deemed a waiver or relinquishment of such right at any other time or times.

12.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri, irrespective of the principal place of business of the parties hereto. Any and all claims, disputes, or controversies arising under, out of, or in connection with this Agreement or any breach thereof, except for equitable relief sought pursuant to Section 6.4 or
Section 12.3 hereof, shall be determined by binding arbitration in the State of Missouri, City of Kansas City (hereinafter "Arbitration"). The party seeking determination shall subject any such dispute, claim or controversy to either (i) JAMS/Endispute or (ii) the American Arbitration Association, and the rules of commercial arbitration of the selected entity shall govern. The Arbitration shall be conducted and decided by three (3) arbitrators, unless the parties mutually agree, in writing at the time of the Arbitration, to fewer arbitrators. In reaching a decision, the arbitrators shall have no authority to change or modify any provision of this Agreement, including any liquidated damages provision. Each party shall bear its own expenses and one-half the expenses and costs of the arbitrators. Any application to compel Arbitration, confirm or vacate an arbitral award or otherwise enforce this Paragraph shall be brought in the Courts of the State of Missouri or the United States District Court for the District of Missouri, to whose jurisdiction for such purposes PA and Management Company hereby irrevocably consent and submit.

12.8 SEPARABILITY. If any portion of the provisions hereof shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such portion or provisions in circumstances other than those in which it is held invalid or unenforceable, shall not be affected thereby, and each portion or provision of this Agreement shall be valid and enforced to the fullest extent permitted by law, but only to the extent the same continues to reflect fairly the intent and understanding of the parties expressed by this Agreement taken as a whole.

12.9 HEADINGS. Section and paragraph headings are not part of this Agreement and are included solely for convenience and are not intended to be full or accurate descriptions of the contents thereof.

12.10 NOTICES. Any notice or other communication required by or which may be given pursuant to this Agreement shall be in writing and mailed, certified or registered mail, postage prepaid, return receipt requested, or overnight delivery service, such as FedEx or Airborne Express, prepaid, and shall be deemed given when postmarked or when placed with any such delivery service. Any such notice or communication shall be sent to the address set forth below:

                  12.10.1 If for Management Company:

                  Gerardo Canet, President
                  IntegraMed America, Inc.
                  One Manhattanville Road
                  Purchase, New York 10577

                  With copies to:

                  Claude E. White, Esq.
                  General Counsel
                  IntegraMed America Inc.
                  One Manhattanville Road
                  Purchase, New York 10577

                12.10.2

                If for PA:

                Elwyn M. Grimes, MD, President
                Reproductive Endocrine & Fertility Consultants, P.A. Two Brush Creek
                Suite 500
                Kansas City, Missouri 64112

                With copies to:

                Douglas M. Salaway, Esq.
                Polsinelli, White, Vardeman & Shalton, P.C.
                West 47th Street, Suite 1000
                Kansas City, Missouri 64112

12.10.3         If for Midwest:

                 Elwyn M. Grimes, MD, President
                 Midwest Fertility Foundations & Laboratory, Inc.
                 Two Brush Creek
                 Suite 500
                 Kansas City, Missouri 64112

                 With copies to:

                 Douglas M. Salaway, Esq.
                 Polsinelli, White, Vardeman & Shalton, P.C.
                 West 47th Street, Suite 1000
                 Kansas City, Missouri 64112

         Any party hereto, by like notice to the other parties, may designate such other address or addresses to which notice must be sent.

12.11 ENTIRE AGREEMENT. This Agreement and all attachments hereto represent the entire understanding of the parties hereto with respect to the subject matter hereof and thereof, and cancel and supersede all prior agreements and understandings among the parties hereto, whether oral or written, with respect to such subject matter.

12.12 NO MEDICAL PRACTICE BY MANAGEMENT COMPANY. Management Company will not engage in any activity that constitutes the practice of medicine, and nothing contained in this Agreement is intended to authorize Management Company to engage in the practice of medicine or any other licensed profession.

12.13    CONFIDENTIAL INFORMATION.

                  12.13.1  During the initial  term and any  renewal  term(s) of this Agreement, the parties may have access to or become acquainted with each other's trade secrets and other confidential or proprietary knowledge or information concerning the conduct and details of each party's business ("Confidential Information"). At all times during and after the termination of this Agreement, no party shall directly or indirectly, communicate, disclose, divulge, publish or otherwise express to any individual or governmental or non-governmental entity or authority (individually and collectively referred to as "Person") or use for its own benefit, except in connection with the performance or enforcement of this Agreement, or the benefit of any Person any Confidential Information, no matter how or when acquired, of another party. Each party shall cause each of its employees to be advised of the Confidential nature of such Confidential Information and to agree to abide by the confidentiality terms of this Agreement. No party shall photocopy or otherwise duplicate any Confidential Information of another party without the prior express written consent of the such other party except as is required to perform services under this Agreement. All such Confidential Information shall remain the exclusive property of the proprietor and shall be returned to the proprietor immediately upon any termination of this Agreement.

                  12.13.2 Confidential Information shall not include information which (i) is or becomes known through no fault of a party hereto; (ii) is learned by a party from a third-party legally entitled to disclose such information; or (iii) was already known to a party at the time of disclosure by the disclosing party.

                  12.13.3 In order to minimize any misunderstanding regarding what information is considered to be Confidential Information, Management Company or Providers will designate at each other's request the specific information which Management Company or Providers considers to be Confidential Information.

12.14    INDEMNIFICATION.

                  12.14.1 Management Company agrees to indemnify and hold harmless PA, its, shareholders, directors, officers, employees and servants from any suits, claims, actions, losses, liabilities or expenses (including reasonable attorney's fees) arising out of or in connection with any act or failure to act by Management Company related to the performance of its duties and responsibilities under this Agreement. The obligations contained in this Section 12.14.1 shall survive termination of this Agreement.

                  12.14.2 PA agrees to indemnify and hold harmless Management Company, its shareholders, directors, officers, employees and servants from any suits, claims, actions, losses, liabilities or expenses (including reasonable attorney's fees) arising out of or in connection with any act or failure to act by PA related to the performance of its duties and responsibilities under this Agreement. The obligations contained in this Section 12.14.2 shall survive termination of this Agreement.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.


INTEGRAMED AMERICA, INC.


By: /s/Donald S. Wood
    ---------------------------------------------
    DONALD S. WOOD, PH.D., SENIOR VICE PRESIDENT
    & CHIEF OPERATING OFFICER

REPRODUCTIVE ENDOCRINE & FERTILITY CONSULTANTS, P.A.


BY: /s/Elwyn M. Grimes
    ---------------------------------------------
    ELWYN M. GRIMES, MD, PRESIDENT

MIDWEST FERTILITY FOUNDATIONS & LABORATORY, INC.


BY:/s/Elwyn M. Grimes
   ----------------------------------------------
   ELWYN M. GRIMES, MD, PRESIDENT

                                   EXHIBIT 3.2

                              OFFICE AND FACILITIES
               TO BE PROVIDED BY MANAGEMENT COMPANY TO PA AND LAB




             Two Brush Creek, Suite 500, Kansas City, Missouri 64112

                                 EXHIBIT 7.4(A)


                        PA DEBT (AS OF DECEMBER 31, 1998)


$   923,101       Advances balance as of December 31, 1998
    175,000       Note Balance at December 31, 1998 ($250,000 Original Amount)
   --------

$ 1,098,101       Balance Due IntegraMed America Inc. as of December 31, 1998

    263,333       Unpaid Right to Manage Fees
  =========
$   834,768       Balance of PA Debt owed to IntegraMed America Inc.

                                 EXHIBIT 7.4 (B)

                                 PROMISSORY NOTE




                                 [See attached]